As filed with the Securities and Exchange Commission on December 10, 2004
                                                  Commission File No. 333-116312
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          ROEBLING FINANCIAL CORP, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

        New Jersey                         6035                  55-0873295
-------------------------       ----------------------------  ----------------
(State or jurisdiction of       (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                       Route 130 South and Delaware Avenue
                           Roebling, New Jersey 08554
                                 (609) 499-0355
          ------------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)

                            Mr. Frank J. Travea, III
                          Roebling Financial Corp, Inc.
                       Route 130 South and Delaware Avenue
                           Roebling, New Jersey 08554
                                 (609) 499-0355
          ------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                  Please send copies of all communications to:

                             Samuel J. Malizia, Esq.
                             James C. Stewart, Esq.
                            Malizia Spidi & Fisch, PC
                    1100 New York Ave., N.W., Suite 340 West
                             Washington, D.C. 20005
                                 (202) 434-4660

Approximate date of proposed sale to the public: Not applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ] ______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ] ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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

                          DEREGISTRATION OF SECURITIES

         In accordance with the undertaking set forth in its Registration Statement on Form SB-2 (File No. 333-116312) declared effective by the Commission on August 12, 2004 (the "Registration Statement"), the Registrant is filing this Post-Effective Amendment No. 1 to remove from registration 131,035 shares of its common stock, $.10 par value (the "Common Stock"), that were not issued in the offering covered thereby.

         As initially filed on June 9, 2004, a total of 1,818,438 shares of the Common Stock were registered for issuance in connection with the conversion of Roebling Financial Corp., MHC (the "MHC") from the mutual to the stock form (the "Conversion") including up to 836,867 shares to be issued in exchange for outstanding shares in the MHC's stock holding company subsidiary, Roebling Financial Corp, Inc., a federal corporation ("Old Roebling"). The Conversion was completed on September 30, 2004 and the Registrant issued a total of 1,687,403 shares of the Common Stock including 910,764 shares sold to the public (including 72,861 shares purchased by the Registrant's employee stock ownership plan) and 776,639 shares issued to the former stockholders in Old Roebling. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to remove from registration 131,035 shares of the Common Stock.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Roebling, New Jersey on December 3, 2004.

                                         ROEBLING FINANCIAL CORP, INC.


                                By:      /s/Frank J. Travea, III
                                         ---------------------------------------
                                         Frank J. Travea, III
                                         President and Chief Executive Officer
                                         (Duly Authorized Representative)


         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of December 3, 2004.


/s/Frank J. Travea, III                       /s/ John J. Ferry *
-------------------------------------         ----------------------------------
Frank J. Travea, III                          John J. Ferry
President and Chief Executive Officer         Chairman of the Board and Director
(Principal Executive Officer)


/s/ Mark V. Dimon *                           /s/ Joan K. Geary *
-------------------------------------         ----------------------------------
Mark V. Dimon                                 Joan K. Geary
Director and Treasurer                        Director and Secretary

/s/ Robert R. Semptimphelter, Sr. *           /s/ John A. LaVecchia *
-------------------------------------         ----------------------------------
Robert R. Semptimphelter, Sr.                 John A. LaVecchia
Director                                      Director

/s/ George Nyikita *                          /s/ Janice A. Summers *
-------------------------------------         ----------------------------------
George Nyikita                                Janice A. Summers
Director                                      Senior Vice President and Chief Financial
                                                Officer
                                              (Principal Accounting and Financial Officer)

*   By:  /s/Frank J. Travea, III
         ----------------------------
         Frank J. Travea, III
         Attorney-in-Fact
